UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LIBERTY LATIN AMERICA LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1386359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House, 2 Church Street Hamilton HM 11, Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Subscription Rights to Purchase Class C common shares, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-248700 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the transferable subscription rights (the “Class C Rights”) to purchase Class C common shares, par value $0.01 per share (“Class C Common Shares”), of Liberty Latin America Ltd. (the “Registrant”). The Registrant has applied to list the Class C Rights on the Nasdaq Global Select Market under the symbol “LILAR.”

Reference is made to the Registrant’s Registration Statement on Form S-3 (File No. 333-248700), which was filed with the Securities and Exchange Commission on September 10, 2020 and deemed automatically effective upon filing, including the prospectus contained therein (the “S-3”). The description of the Class C Rights as contained under the caption “The Rights Offering” in the S-3 is hereby incorporated by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

3.1	Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on November 16, 2017 (File No. 333-221608)).

3.2	Memorandum of Increase of Share Capital of Liberty Latin America (incorporated by reference to Exhibit 3.1 to Liberty Latin America’s Current Report on Form 8-K filed on January 5, 2018 (File No. 001-38335).

3.3	Bye-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on January 5, 2018 (File No. 001-38335)).

4.1	Specimen Certificate for Class C Common Share Subscription Rights of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 filed on September 10, 2020 (File No. 333-248700 (the “S-3”)).

4.2	Instructions for use of Class C Common Share Subscription Right Certificates of the Registrant (incorporated by reference to Exhibit 4.3 to the S-3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LIBERTY LATIN AMERICA LTD.

Date: September 10, 2020	By:	/s/ John M. Winter
	Name:	John M. Winter
	Title:	Senior Vice President, Chief Legal Officer and Secretary